EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88531 and 333-266821) and Form S-8 (No. 333-05255, 333-31209, 333-78043, 333-126910,  333-208582 and 333-291186) of Artesian Resources Corporation (the Company) of our report dated March 16, 2026, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which appears in this annual report on Form 10-K.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania
March 16, 2026